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                                                                    EXHIBIT 99.1

                 CMGI Completes Acquisition of iLogistix Assets

      Global Provider of Internet-based Fulfillment and Commerce Solutions
                Expands CMGI Presence in Supply Chain Management

ANDOVER, Mass., July 12, 2002 - CMGI, Inc. (Nasdaq: CMGI) today announced that, following approval by the United States Bankruptcy Court and the administrator in The Netherlands, it has acquired substantially all of the worldwide assets and operations of Software Logistics Corporation, a California corporation doing business as iLogistix. Under the terms of the purchase agreement, CMGI, through a wholly-owned subsidiary, paid approximately $46 million cash for the assets of iLogistix and assumed certain operating liabilities.

iLogistix (http://www.ilogistix.com) provides a comprehensive suite of traditional and e-commerce supply chain services including procurement, inventory management, assembly, fulfillment and distribution services through its global network. iLogistix' blue chip customer base, including Hewlett-Packard, Microsoft and Adobe, is serviced by operations centers in the United States, The Netherlands, Singapore and Taiwan. iLogistix joins CMGI's eBusiness and Fulfillment segment, complementing and extending the supply chain management programs currently provided by the company's SalesLink subsidiary (http://www.saleslink.com).

"iLogistix is CMGI's first significant acquisition in more than 2 years and illustrates our commitment to achieve market leadership in one of the sectors defined by our new strategy. This strategy helps build a solid platform for revenue growth in future quarters. The successful integration of iLogistix into our eBusiness and Fulfillment segment is an important step forward, providing important new customers and associated revenue, as well as a critical international base from which to expand our share of the supply chain and fulfillment market space," said George McMillan, Chief Executive Officer of CMGI.

Bryce C. "Skip" Boothby Jr., SalesLink's President and CEO, added, "We're obviously delighted by this event. The acquisition of iLogistix is a superb strategic fit and highly complementary to our existing product and service offerings. We believe that together, SalesLink and iLogistix have unmatched capabilities within this industry."

About SalesLink and iLogistix

SalesLink Corporation, a majority-owned operating company of CMGI, Inc., is a leading provider of supply chain and outsourced operations support services. Together, SalesLink and iLogistix provide a broad range of demand-through-distribution services, supporting customer requirements for accessory kits, software manufacturing, literature and promotional products. Available services include global supply chain management and coordination of media replication, product packaging and assembly, print management, electronic order processing, direct fulfillment, and inventory management. For additional information, see http://www.saleslink.com and http://www.ilogistix.com.

About CMGI and @Ventures

CMGI, Inc. (Nasdaq: CMGI) is comprised of CMGI operating businesses and investments made through its venture capital affiliate, @Ventures. CMGI companies span a range of vertical market segments including e-business and fulfillment; enterprise software and services; and managed application services.

CMGI's nine operating companies include Engage (Nasdaq: ENGA), NaviSite (Nasdaq:
NAVI), AltaVista, Equilibrium, ProvisionSoft, SalesLink, Tallan, uBid and
Yesmail.

CMGI's corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810. @Ventures has offices there, as well as at 3000 Alpine Road, Menlo Park, CA 94028. For additional information, see http://www.cmgi.com and http://www.ventures.com.

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This release contains forward-looking statements which address a variety of subjects including, for example, the expected benefits and customer and revenue growth resulting from the acquisition of the assets of iLogistix by CMGI, and the expected ability of CMGI to integrate and manage the operations of iLogistix. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI may be unable to successfully integrate and operate iLogistix's business, operations and personnel in accordance with CMGI's strategy, CMGI may encounter difficulty in retaining the customers of iLogistix or acquiring new supply chain management customers, and other economic, business, competitive and/or regulatory factors affecting CMGI, SalesLink and iLogistix generally. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMGI's filings with the Securities and Exchange Commission, including CMGI's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contacts:

Tom Oberdorf                                CMGI Investor Relations
Chief Financial Officer                     (978) 684-3832
(978) 684-3029                              ir@cmgi.com
toberdorf@cmgi.com

Deidre Moore
CMGI Corporate Communications
(978) 684-3655
dmoore@cmgi.com